UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 30, 2026

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Windrose Avenue, Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 777-5706

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2026, Marlo Cormier and Sally Beauty Holdings, Inc. (the “Company”) discussed Ms. Cormier’s resignation from her position as Senior Vice President and Chief Financial Officer of the Company. Ms. Cormier and the Company mutually agreed that she will remain with the Company through April 11, 2026, and thereafter will leave to pursue other opportunities. Ms. Cormier’s resignation was not the result of any disagreement with the Company regarding its operations, policies, practices, or otherwise.

In connection with her resignation, Ms. Cormier entered into a Separation Agreement (the “Separation Agreement”) with Sally Beauty Supply LLC (the Company’s wholly owned subsidiary and her direct employer), effective April 11, 2026, under the terms of which Ms. Cormier will receive: (1) a gross payment of $881,250 (representing 15 months’ salary), paid to her at the next regular payroll; (2) continuation of health insurance through a COBRA subsidy program for 15 months, paid directly to the subsidy administrator; (3) a prorated annual bonus for fiscal year 2026, paid at the same time that the fiscal year 2026 annual bonuses are paid to active participants; and (4) 12 months of outplacement services. The Company receives a customary release, confidentiality agreement, and agreement not to solicit employees for a 12-month period. The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2026.

On March 30, 2026, the Board of Directors (the “Board”) of the Company appointed Ms. Adrianne Lee as Senior Vice President and Chief Financial Officer of the Company, to be effective April 28, 2026. Prior to joining the Company, Ms. Lee held several roles at Bed, Bath & Beyond [NYSE: BBBY], including President & Chief Financial Officer from March 2025 to April 2026, Chief Financial and Administrative Officer from February 2024 to March 2025, and Chief Financial Officer from March 2020 to February 2024. Prior to her roles at Bed, Bath & Beyond, Ms. Lee held executive roles at Hertz Corporation, including Senior Vice President and CFO, North American Rental Car and Car Sales, from December 2018 to March 2020 and Vice President, Global Financial Planning & Analysis from 2014 to December 2018. Ms. Lee earned a Bachelor of Arts in Accounting from University of St. Thomas.

There are no family relationships between Ms. Lee and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K. There are no relationships or related transactions between Ms. Lee and the Company required to be disclosed under Item 404(a) of Regulation S-K.

The Compensation and Talent Committee (the “Committee”) of the Board approved the following compensation for Ms. Lee:

•
An annual base salary of $725,000, subject to annual adjustments approved by the Committee;
•
A target annual bonus under the Company’s Annual Incentive Plan of 75% of her annual base salary (prorated for fiscal year 2026), adjusted based on the attainment of performance metrics set by the Committee;
•
A target annual equity grant under the Company’s Omnibus Incentive Plan of $1,300,000 beginning in fiscal year 2027, with the terms, mix of awards, and performance metrics set by the Committee;
•
A sign-on cash bonus of $175,000;
•
A supplemental equity grant for fiscal year 2026 of $1,850,000, comprised 65% in restricted stock units and 35% in performance stock units; and
•
Relocation expense reimbursement under the Company’s Executive Relocation Policy.

Also, on March 30, 2026, the Board appointed Ms. Kim McIntosh, the Company’s current Chief Accounting Officer, as the Company’s principal financial officer for the interim period between Ms. Cormier’s departure and Ms. Lee’s effective date.

The press release announcing the resignation of Ms. Cormier and the appointment of Ms. Lee is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press release dated April 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

April 2, 2026	By:	/s/ Denise Paulonis
Name: Denise Paulonis
Title: President and Chief Executive Officer